Exhibit 99.1

STAG INDUSTRIAL REPORTS ITS FIRST QUARTER 2012 RESULTS AND CONTINUED STRONG ACQUISITION AND LEASING ACTIVITY

Boston, MA — May 7, 2012 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the first quarter of 2012.

In the First Quarter of 2012, the Company:

•                 Completed five acquisitions for total consideration of approximately $38 million with an average cash capitalization rate of 9% and a remaining weighted average lease term of approximately 6.1 years.

•                 Added approximately 1 million square feet to the portfolio through these acquisitions, increasing the Company’s asset base by 6%, based on square footage, in the quarter.

•                 Leased over 494,000 square feet.

•                 Increased occupancy on the Company’s portfolio to 94.2% from 93.2% at the end of the fourth quarter.

•                 Achieved a 100% retention rate for the leases that were scheduled to expire in the first quarter.

•                 Already renewed 68% of all the leases due to expire in 2012.

•                 Declared a first quarter dividend of $0.26 per share, which is an annualized rate of 7.4% on the quarter ending share price of $13.96.

•                 Generated Cash Net Operating Income (Cash NOI) of $15.0 million, Core Funds from Operations (Core FFO) of $7.1 million, and Adjusted Funds From Operations (AFFO) of $7.2 million, sequential increases of 10%, 33% and 28% respectively over the fourth quarter of 2011.

“In the past quarter, the STAG team continued to complete accretive acquisitions and accomplish both new and renewal lease executions.  This solid quarter of operational results and corporate achievement tops off an excellent first year for STAG as a public company.  We are optimistic about the remainder of 2012 for our existing portfolio, our continued acquisition activity and for the US economy in general.”  commented Benjamin Butcher, Chief Executive Officer.

Acquisition Activity

During the first quarter of 2012, the Company completed the acquisition of five fully leased industrial buildings consisting of approximately 1 million square feet.

FIRST QUARTER 2012 ACQUISITIONS

STAG Industrial, Inc.

Acq. Date	SF	MSA	Cost (mm)
03/01/12	145,000	Hartford, CT	$6.1
03/08/12	225,000	South Bend, IN	$6.8
03/21/12	129,325	Lansing—East Lansing, MI	$6.6
03/27/12	100,600	Portland, ME	$5.8
03/30/12	414,043	Nashville, TN	$13.1
Total	1,013,968		$38.4

The Company paid approximately $38.4 million, including closing costs, for the five assets bringing the total cost of assets acquired to $165 million since the Company’s initial public offering in April 2011. This represents a 31% increase in real estate asset value and a 32% increase in square footage of the Company’s portfolio since April 2011.

Subsequent to the end of the first quarter, the Company acquired five properties;  409,600 square feet of warehouse/distribution space consisting of four adjacent buildings located in Spartanburg, Tennessee for $9.1 million and a 703,496 square foot warehouse/distribution center located in Franklin, Indiana for $17.8 million.

In addition to these acquisitions, subsequent to the end of the first quarter the Company sold a vacant 153,000 square foot industrial building in Youngstown, Ohio for $3.4 million.

Leasing Activity and Occupancy

In the first quarter, the Company signed renewals for 335,350 square feet, all of which were scheduled to expire in 2012. By the end of the first quarter of 2012, 68% of all the leases scheduled to expire in 2012 had already been renewed and 100% of the leases scheduled to expire in the first quarter had been renewed.  The rental rates on renewal leases expiring in the first quarter increased 1.2% on a cash basis and 2.7% on a GAAP basis.  The Company also signed approximately 159,436 square feet of new and expansion leases.  Tenant improvements and leasing commissions for all leases signed in the first quarter were approximately $0.2 million or 1% of Cash NOI.

Occupancy for the Company’s portfolio was 94.2% as of March 31, 2012 compared to 93.2% as of December 31, 2011.  Same store occupancy increased from 91.2% at the end of the fourth quarter to 92.1% at the end of the first quarter (same store defined as those properties in operation at January 1, 2011 that were in operation throughout 2011 and the first quarter of 2012).

As of March 31, 2012, 60% of the Company’s tenants (or their parents) were publicly rated and 33% were investment grade, as measured by annualized base rent.

Key Financial Measures

Cash NOI, for the first quarter of 2012, was approximately $15.0 million, an increase of 10% compared with Cash NOI in the fourth quarter 2011 of $13.6 million.  Cash NOI attributable to common stockholders was approximately $10.0 million. Core FFO for the first quarter of 2012, was approximately $7.1 million, an increase of 33% over the fourth quarter of 2011. Core FFO attributable to common stockholders was approximately $4.8 million, or $0.30 per common share.

Adjusted Funds from Operations (Adjusted FFO) were approximately $7.2 million for the first quarter of 2012 and approximately $5.6 million for the fourth quarter of 2011, an increase of 28% for the first quarter. Adjusted FFO attributable to common stockholders was approximately $4.8 million in the first quarter of 2012.  Net Income (Loss) for the quarter was ($1.4) million.  Included in Net Income (Loss) was depreciation and amortization expense of $8.9 million.

A reconciliation of net income (loss) to Cash NOI, Adjusted EBITDA, Core FFO, FFO, and Adjusted FFO, all non-GAAP financial measures, appears at the end of this release.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended March 31, 2012.  See below regarding information for the supplemental information package.

Financial Strength and Flexibility

During the first quarter of 2012, the Company continued to maintain a strong balance sheet.  The Company’s net debt to annualized adjusted earnings before interest, tax, depreciation and amortization

(Adjusted EBITDA) was 6.2x, interest coverage based on Adjusted EBITDA was 3.3x, and the weighted average interest rate on the outstanding debt was 4.6%.  Adjusted EBITDA was calculated based on annualizing the Company’s results for the three months ended March 31, 2012.  As of quarter end, the Company had approximately $337 million of debt outstanding with an average term of 4.0 years which includes a balance of $40 million under the revolver.  At quarter end, there was $26 million of remaining availability under the Company’s revolving credit facility.  The Company’s cash balance at quarter end was $18.5 million.

Conference Call

The Company will host a conference call on Tuesday, May 8, 2012, at 11:00 a.m. (Eastern Time) to discuss the operating and financial results.  The call can be accessed live over the phone by dialing 1-877-407-0784 or, for international callers, (201) 689-8560.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517.  The passcode for the replay is 393247.  The replay will be available until May 18, 2012.

Interested parties also may listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.stagindustrial.com. The on-line replay will be available for a limited time following the call.

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information for the benefit of the Company’s various stakeholders.  This can be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.stagindustrial.com.

Additional information is also available on the Company’s website at www.stagindustrial.com.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan

Chief Financial Officer

617 226 4987

InvestorRelations@stagindustrial.com

CONSOLIDATED BALANCE SHEET

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

March 31, 2012
Assets
Rental Property:
Land	$74,763
Buildings	419,468
Tenant improvements	26,115
Building and land improvements	12,377
Less: accumulated depreciation	(33,792)
Total rental property, net	498,931
Cash and cash equivalents	18,462
Restricted cash	8,219
Tenant accounts receivable, net	5,710
Prepaid expenses and other assets	1,490
Deferred financing fees, net	2,467
Leasing commissions, net	1,054
Goodwill	4,923
Due from related parties	309
Deferred leasing intangibles, net	115,640
Total assets	$657,205
Liabilities and Equity
Liabilities:
Mortgage notes payable	$297,253
Credit facility	40,000
Accounts payable, accrued expenses and other liabilities	4,644
Tenant prepaid rent and security deposits	4,298
Dividends payable	7,793
Deferred leasing intangibles, net	1,970
Total liabilities	$355,958
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2012	69,000
Common stock $0.01 par value, 100,000,000 shares authorized, 15,993,050 shares outstanding at March 31, 2012	160
Additional paid-in capital	179,076
Common stock dividends in excess of earnings	(24,485)
Total stockholders’ and owner’s deficit	223,751
Noncontrolling interest	77,496
Total equity	301,247
Total liabilities and equity	$657,205

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, in thousands except share data)

	Three months ended March 31, 2012	Three months ended December 31, 2011
Revenue
Rental income	$15,645	$14,177
Tenant recoveries	2,057	2,236
Other income	321	351
Total revenue	18,023	16,764
Expenses
Property	1,762	1,803
General and administrative	2,998	3,853
Real estate taxes and insurance	1,468	1,821
Property acquisition costs	293	394
Depreciation and amortization	8,860	7,999
Other expenses	50	294
Total expenses	15,431	16,164
Other income (expense)
Interest income	4	14
Interest expense	(4,172)	(4,642)
Gain on interest rate swaps	215	908
Formation transaction costs	—	115
Total other income (expense)	(3,953)	(3,605)
Net loss from continuing operations	$(1,361)	$(3,005)
Discontinued operations
Income (loss) attributable to discontinued operations	—	(81)
Gain on sale of real estate	—	329
Total income (loss) attributable to discontinued operations	—	248
Net loss	$(1,361)	$(2,757)
Less: preferred stock dividends	1,553	1,018
Less: loss attributable to noncontrolling interest	(972)	(1,241)
Net loss attributable to the Company	$(1,942)	$(2,534)
Weighted average common shares outstanding — basic and diluted	15,824,627	15,820,049
Income (loss) per share — basic and diluted
Loss from continuing operations attributable to the Company	$(0.12)	$(0.18)
Discontinued operations	$—	$0.02
Income (loss) per share — basic and diluted	$(0.12)	$(0.16)
Dividends declared per common share	$0.26	$0.26

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three Months Ended March 31, 2012	Three Months Ended December 31, 2011
Net loss	$(1,361)	$(2,757)
Asset management fee income	(309)	(318)
General and administrative expenses	2,998	3,853
Property acquisition costs	293	394
Depreciation and amortization	8,860	8,014
Interest income	(4)	(14)
Interest expense	4,172	4,672
Gain on interest rate swaps	(215)	(908)
Formation transaction costs	—	(115)
Other expenses	50	294
Gain on sale of real estate	—	(329)
NET OPERATING INCOME	$14,484	$12,786
Noncontrolling interest	(4,832)	(4,205)
Net operating income attributable to common stockholders	$9,652	$8,581

Net operating income	$14,484	$12,786
Straight line rental income adjustment	(677)	(215)
Above/below market lease amortization, net	1,168	1,062
CASH NET OPERATING INCOME	$14,975	$13,633
Noncontrolling interest	(4,995)	(4,483)
Cash net operating income attributable to common stockholders	$9,980	$9,150

Net loss	$(1,361)	$(2,757)
Above/below market lease amortization, net	1,168	1,062
Property acquisition costs	293	394
Depreciation and amortization	8,860	8,014
Interest income	(4)	(14)
Interest expense	4,172	4,672
Gain on interest rate swaps	(215)	(908)
Formation transaction costs	—	(115)
IPO bonus payment	—	1,000
Gain on sale of real estate	—	(329)
ADJUSTED EBITDA	$12,913	$11,019
Noncontrolling interest	(4,308)	(3,624)
Adjusted EBITDA attributable to common stockholders	$8,605	$7,395

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three Months Ended March 31, 2012	Three Months Ended December 31, 2011
Net loss	$(1,361)	$(2,757)
Depreciation and amortization	8,860	8,014
Gain on sale of real estate	—	(329)
Funds from operations	$7,499	$4,928
Preferred share dividends	(1,553)	(1,018)
Funds from operations attributable to common stockholders and unit holders	$5,946	$3,910
Noncontrolling interest	(1,983)	(1,286)
Funds from operations attributable to common stockholders	$3,963	$2,624

Funds from operations	$5,946	$3,910
Above/below market lease amortization, net	1,168	1,062
Termination income	(60)	—
Property acquisition costs	293	394
Gain on interest rate swaps	(215)	(908)
Formation transaction costs	—	(115)
IPO bonus payment	—	1,000
CORE FUNDS FROM OPERATIONS	$7,132	$5,343
Noncontrolling interest	(2,379)	(1,757)
Core funds from operations attributable to common stockholders	$4,753	$3,586

Weighted average shares outstanding	15,824,627	15,820,049
CORE FUNDS FROM OPERATIONS PER COMMON SHARE	$0.30	$0.23

Core funds from operations	$7,132	$5,343
Straight line rental income adjustment	(677)	(215)
Recurring capital expenditures	(15)	(55)
Lease renewal commissions and tenant improvements	(17)	(50)
Non-cash interest expense	236	258
Non-cash compensation	492	317
ADJUSTED FUNDS FROM OPERATIONS	$7,151	$5,598
Noncontrolling interest	(2,385)	(1,841)
Adjusted funds from operations to common stockholders	$4,766	$3,757

Non-GAAP Financial Measures

Net operating income (NOI) is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, gain (loss) on interest rate swaps, asset management fee income, property acquisition costs, gain on sale of real estate and other expenses. The Company defines Cash NOI as NOI less straight line rental income adjustment and less amortization of above and below market leases. The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

The Company presents Core FFO and Adjusted FFO excluding property acquisition costs, gain (loss) on interest rate swaps, termination income, and amortization of above and below market leases.  Adjusted FFO of the Company also excludes straight line rental income adjustment, noncash interest expense, non-cash compensation and adding recurring capital expenditures and lease renewal commissions and tenant improvements.  The Company believes that Core FFO and Adjusted FFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

However, because FFO, Core FFO and Adjusted FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and Adjusted FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO, Core FFO and Adjusted FFO may not be comparable to such other REITs’ FFO, Core FFO or Adjusted FFO.  FFO, Core FFO and Adjusted FFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

The Company believes that EBITDA and Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are a direct measures of the actual operating results of the Company’s industrial properties. The Company also uses these measures in ratios to compare its performance to that of its industry peers.  The Company presents Adjusted EBITDA excluding property acquisition costs, gain (loss) on interest rate swaps and amortization of above and below market leases.

In the measures above, the Company excludes certain nonrecurring items that the Company does not believe are reasonably likely to recur within two years

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan, Chief Financial Officer
617-226-4987

InvestorRelations@stagindustrial.com